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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 19, 2001, except for Note 13 as to which the date is February 2, 2001, relating to the financial statements of Seattle Genetics, Inc., which appears in the Registration Statement on Form S-1 (File No. 333-50266).

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Seattle, Washington
March 7, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS